Exhibit 99.1

Crave Entertainment Group, Inc. and Subsidiaries

Consolidated Financial Statements

Year Ended December 31, 2004

Crave Entertainment Group, Inc. and Subsidiaries

Table of Contents

Year Ended December 31, 2004

Page
Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements:
Consolidated Balance Sheet	2
Consolidated Statement of Income	3
Consolidated Statement of Stockholders’ Equity	4
Consolidated Statement of Cash Flows	5
Notes to Consolidated Financial Statements	6-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Crave Entertainment Group, Inc. and Subsidiaries

We have audited the accompanying balance sheet of Crave Entertainment Group, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statement of income, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crave Entertainment Group, Inc. and subsidiaries as of December 31, 2004, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.

Santa Monica, California
March 5, 2005

Crave Entertainment Group, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2004

Assets

Current assets:
Cash	$5,505,051
Trade accounts receivable, less allowances of $1,168,653	57,941,713
Inventories	23,673,273
Prepaid royalties	27,112
Software development costs, net	1,657,141
Prepaid expenses	2,203,473

Total current assets	91,007,763

Property and equipment, net	1,001,862

Advances to stockholders	399,716

Other assets	214,209

$92,623,550

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$29,145,275
Accrued royalties	446,116
Line of credit	43,145,889
Current portion of loans payable	1,003,335
Current portion of subordinated debt	538,667
Other current liabilities	267,994

Total current liabilities	74,547,276

Loans payable, less current portion	1,583,333

Subordinated debt	3,491,333

Total liabilities	79,621,942

Stockholders’ equity:
Common stock, no par value. Authorized 100,000,000 shares; issued and outstanding 33,112,583 shares.	1,665,000
Additional paid-in capital	1,160,980
Retained earnings	10,175,628

Total stockholders’ equity	13,001,608

$92,623,550

The accompanying notes form an integral part of these consolidated financial statements.

Crave Entertainment Group, Inc. and Subsidiaries

Consolidated Statement of Income

For the year ended December 31, 2004

Net product sales	$167,765,204
Cost of product sales	140,456,021

Gross profit	27,309,183
Selling, general and administrative expenses	14,625,533
Research and development	1,292,229

Operating income	11,391,421
Interest expense, net	2,215,304
Other income	(1,014,406)

Income before income taxes	10,190,523
Income tax expense	117,156

Net income	$10,073,367

The accompanying notes form an integral part of these consolidated financial statements.

Crave Entertainment Group, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

Year Ended December 31, 2004

			Additional paid-in capital	Retained earnings	Total stockholders’ equity
	Common stock
	Shares	Amount

Balance at December 31, 2003	30,000,000	$1,665,000	$1,179,366	$2,265,382	$5,109,748
Net income	—	—	—	10,073,367	10,073,367
Issuance of shares to employee in connection with stock grant	3,112,583	—	1,743,046	—	1,743,046
Deferred compensation related to stock grant	—	—	(1,743,046)	—	(1,743,046)
Net change to additional paid-in capital	—	—	(18,386)	—	(18,386)
Cash distributions to stockholders	—	—	—	(2,163,121)	(2,163,121)

Balance at December 31, 2004	33,112,583	$1,665,000	$1,160,980	$10,175,628	$13,001,608

The accompanying notes form an integral part of these consolidated financial statements.

Crave Entertainment Group, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

For the year ended December 31, 2004

Cash flows provided by operating activities:
Net income	$10,073,367
Add items to reconcile net income to net cash used in operating activities:
Depreciation and amortization	232,229
Amortization of software development/prepaid royalty costs	5,356,052
Interest expense related to warrants	215,158
Amortization of deferred loan fees	556,919
Provision for doubtful accounts and sales discounts and returns	(1,895,813)
Gain on disposal of property and equipment	(2,715)

Changes in assets and liabilities:
Trade accounts receivable	(24,734,888)
Inventories	(7,824,430)
Prepaid royalties	(344,497)
Software development costs	(5,274,630)
Prepaid expenses and other assets	(1,871,557)
Accounts payable and accrued expenses	13,106,267
Accrued royalties	(71,049)
Other current liabilities	(212,021)

Net cash used for operating activities	(12,691,608)

Cash flows provided by (used for) investing activities:
Purchase of property and equipment	(394,160)
Proceeds from sale of property and equipment	9,000

Net cash used in investing activities	(385,160)

Cash flows provided by (used for) financing activities:
Net borrowings under line of credit	18,222,688
Net borrowings from term loans	2,583,333
Repayments of subordinated debt	(3,000,000)
Repayments of loans payable	(4,586)
Stockholder distributions	(2,163,121)

Net cash provided by financing activities	15,638,314

Net increase in cash	2,561,546
Cash, beginning of year	2,943,505

Cash, end of year	$5,505,051

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$1,654,708

Income taxes	$2,400

The accompanying notes form an integral part of these consolidated financial statements.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(1)	Summary of Significant Accounting Policies:

Description of Business and Basis of Presentation:

Crave Entertainment Group, Inc. (the Company) is a publisher and distributor of interactive entertainment software for video game platforms manufactured by Sony, Microsoft and Nintendo. Development and publishing of the Company’s software takes place through its wholly-owned subsidiary, Crave Entertainment, Inc. The Company develops and distributes its own branded software, as well as software, hardware, and related products of third parties, through its wholly owned subsidiary, SVG Distribution, Inc.

Principles of Consolidation:

The consolidated financial statements include the accounts of Crave Entertainment Group, Inc., its wholly owned subsidiaries, SVG Distribution, Inc. (SVG), Crave Entertainment, Inc. (Crave) and NNICE International, Inc. (a 79%-owned subsidiary of SVG). All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition:

The Company recognizes revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2 Software Revenue Recognition with Respect to Certain Transactions. SOP 97-2 provides guidance on applying accounting principles generally accepted in the United States of America in recognizing revenue on software transactions. SOP 98-9 deals with the determination of vendor specific objective evidence of fair value in multiple element arrangements.

Product Sales:

The Company’s sales generally include only one element, the interactive software game. The Company recognizes revenue when the price is fixed and determinable, there is persuasive evidence of an arrangement, the fulfillment of its obligations under any such arrangement has been satisfied, and a determination has been made that collection is probable. Accordingly, revenue is recognized when title and all risks of loss are transferred to the customer. The Company’s payment arrangements with its customers generally provide 30 to 60 day terms.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(1)	Summary of Significant Accounting Policies, Continued:

Product Sales, Continued:

The Company’s arrangements with customers generally do not give customers the right to return products; however, the Company, at its discretion, may accept product returns for stock balancing or defective products. In addition, the Company sometimes may grant price discounts, credits, and product returns when demand for specific products falls below expectations. For distribution and publishing arrangements, the Company estimates a reserve for future returns and other allowances based primarily on its return policies, price protection, and historical experience. Allowances for price concessions are reflected as a reduction of accounts receivable when the Company has agreed to grant credits to its customers; otherwise, they are reflected as an accrued liability.

Property and Equipment:

Property and equipment are stated at cost. Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the assets, generally ranging from three to five years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the lease term.

Inventories:

Inventories consist of video game software, hardware consoles, and accessories and are stated at the lower of average cost or market.

Prepaid Royalties and Capitalized Software Development Costs:

Prepaid royalties and capitalized software development costs include payments made to independent software developers under development agreements and license fees paid to intellectual property rights holders for use of their trademarks or copyrights.

The Company accounts for prepaid royalties relating to development agreements and capitalized software costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Software development costs and prepaid royalties are capitalized once technological feasibility is established. Technological feasibility is evaluated on a product-by-product basis. For products where proven game engine technology exists, this may occur early in the development cycle. Payments prior to technological feasibility, or amounts otherwise related to software development which are not capitalized, are charged immediately to research and development expense.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(1)	Summary of Significant Accounting Policies, Continued:

The following criteria is used to evaluate recoverability of software development costs: historical performance of comparable products; the commercial acceptance of prior products released on a given game engine; orders for the product prior to its release; estimated performance of a sequel product based on the performance of the product on which the sequel is based; minimum guaranteed amounts under distribution, co-publishing, or sales contracts; and actual development costs of a product as compared to the Company’s budgeted amount.

Commencing upon product release, prepaid royalties and capitalized software development costs are amortized to cost of sales on the ratio of current revenues to total projected revenues, generally resulting in an amortization period of one year or less.

The Company evaluates unamortized prepaid royalties and software development costs whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable through future product sales. If such capitalized amounts are deemed to be unrecoverable in whole or in part, such amounts are expensed.

Income Taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Concentration of Credit Risk:

Certain financial instruments potentially subject the Company to credit risk. These financial instruments consist primarily of trade accounts receivable. The Company sells principally to major retailers, distributors and video game rental outlets, and performs on-going credit evaluations of its customers but does not require collateral. In certain cases, the Company will mitigate a portion of its credit risk by purchasing credit insurance. The Company maintains reserves for potential credit losses and such losses have been within management’s expectations.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(1)	Summary of Significant Accounting Policies, Continued:

Concentration of Credit Risk, Continued:

Revenues and accounts receivable from major customers are summarized as follows:

	As of and for the year ended December 31, 2004
	Revenue	Accounts receivable
Customer A	22%	27%
Customer B	8%	15%
Customer C	7%	11%

Use of Estimates:

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These estimates include allowance for doubtful accounts, reserve for returns and price protection, market value of inventory, impairment of long-lived assets, and the valuation of deferred tax assets. Actual results could differ from those estimates.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(1)	Summary of Significant Accounting Policies, Continued:

Stock-Based Compensation:

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (as amended) to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. FASB Statement No. 123, Accounting for Stock-Based Compensation (as amended) established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As permitted, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above and has adopted only the disclosure requirements of Statement 123, as amended. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards in each period:

2004
Net income, as reported	$10,073,367
Adjustment for credit to total stock-based employee compensation expense determined under fair-value-based method for all awards, net of tax	578,720

Pro forma net income	$10,652,087

Employee Benefits:

The Company has a 401(k) Plan covering substantially all its employees. The Plan provides that the Company will match employee contributions to the Plan in an amount equal to 50% of the employee contribution up to a maximum of 6% of salary. The Company contributed $67,060 to the Plan in fiscal 2004.

Advertising:

Advertising costs are expensed as incurred and were $294,705 (2004) .

(2)	Prepaid Royalties and Capitalized Software Development Costs, Net:

As of December 31, 2004, prepaid royalties and unamortized capitalized software costs, net totaled $1,684,253. Amortization of prepaid royalties and capitalized software costs, net was $5,356,052 for the year ended December 31, 2004.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(3)	Property and Equipment:

A summary of property and equipment, at cost, at December 31, 2004 follows:

2004
Automobiles	$16,427
Furniture and fixtures	124,889
Computer equipment	1,161,354
Computer software	384,320
Equipment	500,015
Leasehold improvements	891,410
Leased assets	608,756

3,687,171
Less accumulated depreciation and amortization	(2,685,309)

$1,001,862

Depreciation expense amounted to $232,229 for the year ended December 31, 2004.

(4)	Income Taxes:

The components of income tax for 2004 are as follows:

State and local
2004:
Current	$(36,910)
Deferred	154,066

$117,156

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and California income taxes on their respective shares of the Company’s taxable income. Accordingly, the Company has not recorded any provision for federal corporate income taxes.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(4)	Income Taxes, Continued:

However, the Company is liable for a 1.5% tax on the net profits for California state tax purposes and an 8.84% tax on the net profits of NNICE International, Inc., which is treated as a regular C Corporation for state tax purposes since it is a domestic international sales corporation (DISC). The provision for taxes results from the 1.5% and 8.84% state taxes imposed as described above.

At December 31, 2004, the Company had a net deferred tax asset of $158,134, relating principally to the tax benefit of state net operating loss carryforwards and research and development state tax credits. Management has concluded that it is more likely than not that the deferred tax benefits will be realized.

As of December 31, 2004, the Company had net operating loss carryforwards for state income tax purposes of approximately $724,714, which is available to offset future taxable income, if any, through 2011.

(5)	Line of Credit:

At December 31, 2004, the Company had a loan and security agreement that it entered into effective July 30, 2004. This facility, which replaced a previously existing facility with the same lender, provides for a total revolving line of credit facility of up to $55,000,000 and term loans totaling $3,000,000. The revolving credit facility provides for borrowings for working capital purposes, requires monthly interest-only payments and bears interest at the lender’s prime rate plus 0.0%, or the LIBOR rate plus 2.0%, in the first year of the arrangement. Thereafter, the premium portion of the interest rate in excess of LIBOR may decrease or increase by 25 basis points depending upon Company performance. Under the revolving credit facility, the total borrowing is not to exceed the lesser of $55,000,000 or the borrowing base determined by a formula including certain cash collateral assets and a percentage of eligible accounts receivable and inventory. The term loans bear interest, payable monthly, at the lender’s prime rate plus 1.0%, or the LIBOR rate plus 3.0%. Proceeds from $1,000,000 of term loans were used to repay the currently outstanding term loan with the lender at July 30, 2004 and requires monthly principal payments of $83,333 beginning August 31, 2004. Proceeds from the remaining $2,000,000 of term loans were used to repay a portion of outstanding subordinated debt as of September 30, 2004 and requires monthly principal payments of $83,333 commencing on August 31, 2005. No payment with respect to the term loans may be reborrowed. The loan and security agreement, which is for a three-year term expiring on July 30, 2007, is secured by substantially all of the Company’s assets as well as a stand-by letter of credit (see note 9).

The Company had $43,145,889 outstanding under the revolving credit facility at December 31, 2004. The remaining borrowing capacity available to the Company at December 31, 2004 was $11,854,111, at which time the lender’s prime rate was 5.25%. Of the outstanding loan balance, $33,000,000 bears interest at a contracted rate of 4.4%, and $10,145,889 bears interest at the prime rate of 5.25%.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(5)	Line of Credit, Continued:

The Company had $2,583,333 outstanding in term loans at December 31, 2004. Of the outstanding loan balance, $2,000,000 bears interest at a contracted rate of 4.96%, and $583,333 bears interest at the prime rate of 5.25% plus 1.0%, or 6.25% (see note 6).

The Company’s previous loan and security agreement, provided for a total revolving line of credit facility of up to $35,000,000. The credit facility provided for borrowings for working capital purposes, required monthly interest-only payments, and bore interest at the lender’s prime rate plus 1.75% or the LIBOR rate plus 3.25% (which was subsequently reduced in February 2004 to prime plus 1.75% or the LIBOR rate plus 2.0%). Under this facility, the total borrowing was not to exceed the lesser of $35,000,000 or the borrowing base determined by a formula including certain cash collateral assets and a percentage of eligible accounts receivable and inventory. The line of credit agreement, which was for a three-year term expiring on June 29, 2004, was secured by substantially all of the Company’s assets. Additionally, in February 2004, the Company entered into a term loan agreement, as part of its loan and security agreement, for $1,000,000, bearing interest at LIBOR plus 2.0% and due and payable on June 29, 2004. The proceeds of the term loan were used to retire $1,000,000 of previously issued subordinated debt.

The loan and security agreement was extended by the lender through July 30, 2004. Proceeds from the new loan and security agreement discussed above were used to extinguish obligations under this agreement on July 30, 2004.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(6)	Loans Payable:

Loans payable as of December 31, 2004 are summarized as follows:

2004
Automobile loan payable, bearing interest at 9.99%, secured by automobile, payable in monthly principal and interest installments of $349, due in October 2005	$3,335

Bank term loan payable, bearing interest at 6.25%, secured by company assets, payable in monthly principal installments of $83,333 plus accumulated interest, due on July 31, 2005 (see note 5)	583,333

Bank term loan payable, bearing interest at 4.96% payable monthly, secured by company assets, principal payable in monthly installments of $83,333 beginning August 31, 2005, due on July 31, 2007 (see note 5)	2,000,000

2,586,668
Less current portion	(1,003,335)

$1,583,333

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(7)	Subordinated Debt:

At December 31, 2004, the Company has issued subordinated debt as follows:

2004
10% unsecured subordinated notes due to stockholders	$2,414,000
10% unsecured subordinated notes due to unrelated parties	1,616,000

4,030,000
Less current portion	(538,667)

$3,491,333

Unsecured subordinated debt bears simple interest at the annual rate of 10%, payable quarterly. At December 31, 2004, subordinated debt due to stockholders, along with accrued interest, was originally scheduled to mature on September 30, 2004, but the terms of the underlying subordinated debt agreements were amended to be due on September 30, 2007. Repayment of subordinated debt in the amount of $3,616,000, due to an unrelated third party was originally due on September 30, 2004. The terms of the underlying subordinated debt agreement were amended to require a principal payment of $2,000,000 on September 30, 2004, and quarterly principal installments of $134,667 beginning January 2005, in order to fully amortize the outstanding principal balance by September 30, 2007. In accordance with the subordinated debt agreements dated December 31, 2000, as amended, all debt is subordinated to the revolving line of credit described in note 5. As described below in note 8, the Company issued warrants for the purchase of the Company’s common stock in connection with the original issuance of the subordinated debt.

According to the terms of the subordinated debt, 20% of amounts raised by the Company in certain equity transactions are to go to the repayment of such subordinated debt. Stockholders of the Company holding subordinated debt have waived their rights to this prepayment under their subordination agreement with the bank.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(8)	Stock Purchase Warrants:

In connection with the issuance of unsecured subordinated debt during 2000 and 2001, the Company issued a total of 2,350,000 warrants for the purchase of the Company’s common stock. The warrants allow the holders to purchase one share of the Company’s common stock for each warrant at an exercise price of $0.72. The warrants were issued concurrently with the subordinated debt and expire either four or five years after issuance. The stock purchase warrants include, among other terms, demand registration rights exercisable at such time as the Company has completed an Initial Public Offering of at least $10,000,000 and at least 60% of the warrant holders have agreed to such demand registration. The fair value of the warrants was estimated using the Black-Scholes option pricing model and was recorded as a discount on the notes.

(9)	Related Party Transactions:

The principal stockholder of the Company has pledged a $1,500,000 stand-by letter of credit to the Company’s lender, GE Capital Commercial Finance (see note 5), as increased collateral under the Company’s existing borrowing arrangement. This letter of credit is included as collateral under the lending arrangement at 100% of the cash value and expires June 30, 2005.

The Company’s business facility is leased from an entity whose principal is a significant stockholder of the Company (see note 10).

(10)	Leases:

The Company is obligated under various non-cancelable operating leases for office space and equipment that expire at various dates through the year 2013.

Future minimum non-cancelable operating lease payments under leases with initial terms in excess of one year as of December 31, 2004 are as follows:

	Related party lease payments	Third-party lease payments
Year ending December 31,
2005	$447,660	$183,100
2006	447,660	11,379
2007	447,660	6,064
2008	447,660	6,064
2009	447,660	505
Thereafter	1,417,592	—

Total future minimum lease payments	$3,655,892	$207,112

Total net rent expense for the year ended December 31, 2004 for leased facilities was $805,847.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(11)	Equity Participation Plan:

During 2000, the Company adopted the 2000 Equity Participation Plan of Crave Entertainment Group, Inc. (Plan). The Plan provides for the issuance of incentive or non-qualified options to key employees and for nonqualified stock options for non-employees of the Company for the purchase of up to 6,000,000 shares of Company common stock. The option price shall be determined by a committee of the board of directors (Option Committee) of the Company, provided, however, that incentive stock options shall not be issued at an exercise price which is less than 100% of the fair value of the Company’s stock. The Option Committee shall determine the term of each option, not to exceed ten years, and the vesting period of such options. The Plan also allows the award of restricted stock to key employees of the Company.

At December 31, 2004, the Company had issued incentive stock option agreements to employees, allowing for the purchase of 592,000 and 4,150,773 shares of Company common stock at $1 per share and $.40 per share, respectively, in accordance with the vesting schedule set forth below. In connection with these grants, certain shares are subject to call and put provisions allowing the Company or the holder to call or put such shares upon termination of employment. The call and put price shall be at fair value (based upon recent market activity, if the stock is trading in any national exchange, or as determined in good faith by a committee of the board of directors) and shall be payable in cash if the total amount due is less than $25,000, or, at the Company’s option, in any combination of cash and a promissory note payable over a period of three years. The Company believes that the current fair value of the Company’s common stock is not in excess of the exercise price of shares under option.

At December 31, 2004, there were 2,252,309 options exercisable with respect to grants under the Plan, at a weighted average exercise price of $.47. As of December 31, 2004, the Company’s outstanding stock options are summarized as follows:

	Number of shares	Weighted average exercise price
Balance at December 31, 2003	3,040,000	$1.00
Granted	3,700,773	$0.40
Forfeited	(1,998,000)	$1.00

Balance at December 31, 2004	4,742,773	$0.65

At December 31, 2004, the weighted average remaining contractual life of outstanding options is 5.6 years.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(12)	Stock Grant and Employee Agreements:

During 2004, the Company entered into a Stock Grant agreement under which 3,112,583 shares of the Company’s common stock were granted to an employee of the Company. The shares under grant are subject to cliff vesting at the end of the sixtieth month after grant, or, in certain cases, will vest to the employee at the rate of 20% per year for five years. In the event of a change in control of the Company, or certain other specified conditions, the shares contain accelerated vesting provisions. The shares were valued at $.56 per share for a total of $1,743,000. The terms of the grant also provide the Company, and subsequently, its principal stockholders, the rights to purchase such shares at Fair Market Value (as defined in the agreement) in the event that the Grantee’s employment with the Company terminates, or should the Grantee determine to sell such shares. In the event that the Grantee is terminated without cause, or quits the employ of the Company for good reason, the Grantee has the right to require the Company to repurchase the granted shares at Fair Market Value. The Grantee is also bound by a covenant-not-to-compete for up to two years after leaving the employ of the Company. In the event of a change-in-control transaction, the principal stockholders of the Company have the right to compel the Grantee to sell his shares in the same proportion as such principal stockholders are selling their shares in the transaction. Additionally, in a change-of-control transaction, the Grantee has the right to cause his shares to be purchased in the same proportion as those of the principal stockholders.

The terms of the grant also provide that the Company will bonus to such employee an amount equal to the taxes such employee will be required to pay with respect to the grant, on a tax grossed-up basis. Accordingly, the Company has recorded a liability and a corresponding deferred charge, of approximately $1,258,000, related to the bonus to be paid. The deferred charge will be amortized in a manner similar to the underlying Stock Grant and the liability will be extinguished as the Company makes cash bonus payments to the employee.

The Company will record a charge to earnings of approximately $29,000 per month, along with an offsetting credit to additional paid-in capital, for 60 months corresponding with the vesting of the Stock Grant discussed above.

The Stock Grant is a deductible item under IRS and State tax codes. Accordingly, payment of the taxes associated with such grant will reduce, dollar for dollar, stockholder distributions which would otherwise be made for the payment of taxes on income earned by the Company had the grant not occurred.

Concurrent with the Stock Grant, the Company entered into a five-year employment agreement with the Grantee providing for an annual salary of $250,000, increasing approximately 5% per year, and providing for a discretionary annual bonus in an amount equal to annual salary. The contract is cancelable under certain conditions. Upon termination of employment of the Grantee, the Company has the option to enter into a consulting arrangement with the employee for an amount equal to such employee’s former annual salary and to require that such employee’s services are exclusive to the Company. The agreement also contains various non-compete clauses.

Crave Entertainment Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2004

(12)	Stock Grant and Employee Agreements, Continued:

The Company has employment agreements with two other key employees of the Company providing for annual payments of $460,000 and annual bonuses of up to $355,000 in the aggregate. The annual salaries and bonuses are subject to an increase of approximately 5% each year. The agreements may be terminated by the Company for various reasons, but if terminated without cause, or if terminated by the employee with Good Cause (as defined), the Company is generally required to pay an additional year of salary. Each employee is subject to a covenant-not-to-compete for a one-year period after termination.

(13)	Arbitration Settlement:

On July 20, 2004, the Company reached an agreement with a third-party developer to settle an arbitration award related to such third-party developer’s failure to design, develop and deliver video game software to the Company in accordance with the terms of the underlying development contract. Under the terms of the settlement agreement, the Company was paid $1,200,000 in cash. Of this amount, $200,000 was treated as a recoupment of previously expensed legal fees incurred in connection with this action and was recorded as a reduction of operating expenses in 2004. The balance of the settlement award of $1,000,000 was recorded as a component of other income.

(14)	Subsequent Events:

On February 23, 2005, the Company entered into a lease agreement for new office space with an unrelated third-party. The new agreement, which is for a three-year non-cancelable term effective April 2005 through March 2008, provides for a fixed base rent of $25,702 per month for the first year of the agreement. For the second and third year thereafter, the monthly base rent will increase to $26,458 and $27,214, respectively.

Effective April 1, 2005, the Company entered into a new lease agreement for warehouse space with an unrelated third-party. The new agreement, which is for a twelve-month period ending on March 31, 2006, provides for a fixed base rent of $49,229 per month.

CRAVE ENTERTAINMENT GROUP, INC.

Unaudited Consolidated Balance Sheet

As of September 30, 2005

ASSETS
Current assets:
Cash and equivalents	$3,636,072
Trade accounts receivable, net	33,056,845
Inventories	28,913,754
Prepaid royalties and license fees	321,918
Software development costs, net	3,409,330
Prepaid and other current assets	2,296,367

Total current assets	71,634,286
Property and equipment, net	892,219
Advances to shareholders	399,716
Other non-current assets	273,102

Total assets	$73,199,323

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,460,605
Accrued expenses	6,157,054
Accrued royalties	1,776,107
Bank line of credit	29,955,070
Current portion of loans payable	1,000,000
Current portion of subordinated debt	538,667
Other current liabilities	173,446

Total current liabilities	55,060,949
Loans payable, other long-term	833,333
Subordinated debt	3,087,333

Total liabilities	58,981,615
Stockholders’ equity:
Common stock	50,000
Additional paid-in-capital	2,862,437
Retained earnings	11,305,271

Total stockholders’ equity	14,217,708

Total liabilities and stockholders’ equity	$73,199,323

See accompanying note to unaudited consolidated financial statements for additional information.

CRAVE ENTERTAINMENT GROUP, INC.

Unaudited Consolidated Statements of Income

For the Nine Months Ended September 30, 2005 and September 30, 2004

	For the Nine Months Ended
	September 30, 2005	September 30, 2004
Net sales	$154,112,277	$63,726,286
Cost of goods sold	134,620,692	54,122,313

Gross profit	19,491,585	9,603,973
Operating expenses:
Selling, general and administrative	13,575,294	8,390,410

Income from operations	5,916,291	1,213,563
Other (income) expense:
Interest expense	1,523,902	1,648,162
Other (income) expense	19,519	(1,002,939)

	1,543,421	645,223
Income before income taxes	4,372,870	568,340
Income tax provision	61,941	—

Net Income	$4,310,929	$568,340

See accompanying note to unaudited consolidated financial statements for additional information.

CRAVE ENTERTAINMENT GROUP, INC.

Unaudited Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2005 and September 30, 2004

	For the Nine Months Ended
	September 30, 2005	September 30, 2004
Cash flows from operating activities:
Net income	$4,310,929	$568,340
Add items to reconcile net income to net cash used by operating activities:
Depreciation and amortization	1,175,156	147,523
Amortization of royalties and software development	2,394,004	1,624,081
Interest imputed on warrants	—	215,160
Gain on disposal of property and equipment	(6,750)	(2,715)
Changes in assets and liabilities:
Trade accounts receivable	24,884,870	17,075,882
Inventories	(5,240,481)	1,508,632
Prepaid royalties	(374,501)	(260,307)
Software development costs	(4,066,497)	(3,422,951)
Prepaid and other current assets	(281,645)	(273,165)
Advances to stockholders	—	—
Accounts payable and accrued expenses	(7,527,617)	(5,002,934)
Accrued royalties	1,329,992	(478,755)
Net borrowings under line of credit	(13,190,819)	(11,012,663)
Other current liabilities	(94,897)	(249,567)

Net cash provided from operating activities	3,311,744	436,561

Cash flows from investing activities:
Other assets	(58,893)	173,713
Purchase of property and equipment	(615,304)	(147,463)
Proceeds from sale of property and equipment	6,750	9,000

Net cash (used by) provided from investing activities	(667,447)	35,250

Cash flows from financing activities:
Borrowings (repayments) of term loan	(750,000)	2,833,333
Repayment of subordinated debt	(404,000)	(2,972,615)
Repayments of loans payable	(2,989)	(3,637)
Additional paid in capital	(175,000)	(27,386)
Shareholder distributions	(3,181,288)	(2,129,418)

Net cash used by financing activities	(4,513,277)	(2,299,723)

Effect of exchange rate changes on cash and cash equivalents	—	—

Net decrease in cash	(1,868,980)	(1,827,912)
Beginning cash balance	5,505,052	2,943,505

Ending cash balance	$3,636,072	$1,115,593

See accompanying note to unaudited consolidated financial statements for additional information.

NOTE TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In the opinion of management, the Consolidated Balance Sheet and Consolidated Statements of Income and Cash Flows contain all adjustments necessary to present fairly the financial position of the Company as of September 30, 2005, and the results of operations and changes in cash flows for the nine months then ended. Because of the seasonal nature of Crave’s business, revenues and earnings results for the nine months ended September 30, 2005 are not necessarily indicative of what the results will be for the full year.